UMB FINANCIAL CORPORATION

BY-LAWS

(As amended April 22, 2008)

ARTICLE I Location of Offices

Section 1. Principal Office. The principal office of the Corporation shall be located in Kansas City, Jackson County, Missouri, or at such other place as may be designated from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation may have offices at such other place or places, either within or without the State of Missouri, as the Board of Directors may from time to time designate.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, beginning at 10:00 a.m. or such other hour as shall be designated in such notice, on the Tuesday preceding the fourth Wednesday in April in each year, or if that be a legal holiday on the next succeeding day not a legal holiday. At each annual meeting the shareholders shall elect directors as provided in Article III and shall transact only such other business as is properly brought before the meeting in accordance with these By-Laws.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, or in the case of the absence or disability of the Chairman of the Board, by the Vice-Chairman of the Board, or the President, or at any time upon the written request of a majority of the Board of Directors, or upon the written request of the holders of not less than one-fifth of the outstanding stock of the Corporation entitled to vote at such meeting. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting, and shall be in writing, signed by the persons making the same, and delivered to the Secretary. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 3. Notice of Meetings. Written or printed notice of each meeting of the shareholders stating the hour and day when, and the place where, such meeting is to be held shall be served as hereinafter provided on each shareholder entitled to vote thereat not less than ten (10) days or no more than seventy (70) days before such meeting, except that further notice shall be given of particular matters if required by law. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 351.230 of the General and Business Corporation Law of Missouri. In the case of the annual meetings the notice shall state that the purposes thereof are the election of a Board of Directors and the transaction of such other business as may come before the meeting. In the case of a special meeting such notice shall state the purpose or purposes for which the meeting is called. Any notice of a shareholders’ meeting sent by mail shall be made by depositing the same in a sealed envelope addressed to the shareholder at his or her address as it appears upon the records of the Corporation, and deposited in a United States Post Office, with the postage thereon prepaid. If such notice is served by mailing the same, it shall be deemed to have been given at the time when the same shall be thus mailed. If such notice is served by a facsimile or electronic transmission, it shall be deemed to have been given at the time it is delivered to the address, number, email account or other reference supplied by the recipient for the purpose of receiving such communications. If any shareholder shall not have an address or other reference appearing upon the books of the Corporation, such notice may be given by mailing the same as heretofore provided, addressed to such shareholder at the General Post Office in Kansas City, Missouri. Service of such notice shall be made by the Secretary, but in case the Secretary shall refuse or neglect to serve such notice upon each shareholder as herein provided, then such service may be made by any officer or director of the Corporation. In addition, such published notice shall be given as required by law.

Section 4. Waiver of Notice. Any shareholder may waive notice of any meeting of the shareholders, by a writing signed by him or her, or by his or her duly authorized attorney, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by law or by these By-Laws. Any shareholder present in person, or represented by proxy, at any meeting of the shareholders shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Actions Without a Meeting. Any action which is required to be taken, or may be taken, at a meeting of shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, in accordance with Section 351.273 of The General and Business Corporation Law of Missouri. The Secretary shall file such consents in the minute book of the Corporation.

Section 6. List of Shareholders. At least ten (10) days before each meeting of shareholders the Secretary shall cause to be prepared a complete list of the names and addresses of all shareholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept at the registered Missouri office and shall be subject to inspection by any shareholder during regular business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any shareholder during the meeting.

Section 7. Quorum. At any meeting of the shareholders, a majority of the outstanding capital stock entitled to vote at such meeting, being represented in person or by proxy, shall constitute a quorum for all purposes, including the election of directors, except where it is otherwise provided by law.

Section 8. Organization. The Chairman of the Board, and in his absence, the Vice-Chairman of the Board or the President, shall preside at each meeting of the shareholders and shall act as Chairman thereof. The Secretary shall act as secretary of all meetings of the shareholders.

Section 9. Voting. At each meeting of the shareholders, each shareholder shall be entitled to vote in person, or by proxy made in accordance with the provisions of the By-Laws of the Corporation, held by some person or persons present at such meeting, upon all matters presented at the meeting. With the exception of the election of directors, each shareholder shall have one vote for each share of stock standing in his or her name on the books of the Corporation on the record date determined as provided in Section 6 of Article VII of the By-Laws, except as otherwise provided by law. In the election of directors, except as otherwise provided by law, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected at such election, and said votes may be cast for one director or distributed among two or more candidates. All questions, except any question the manner of deciding which is specially regulated by law, shall be determined by a majority of the outstanding shares of capital stock represented at each meeting. If voting shall be by ballot for the election of directors or other questions, the Chairman of such meeting of the shareholders may appoint not less than two (2) persons, who are not directors or candidates for the election as a director, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the Chairman. Each such Inspector, before entering upon the discharge of his or her duties, shall take and subscribe the following oath: "I do solemnly swear, that I will execute the duties of an Inspector of the election now to be held, with strict impartiality and according to the best of my ability." The Inspectors of Election shall take care of the polls and after the balloting shall make and file a written certificate of the result of the votes cast at the meeting.

Section 10. Adjournment. If, at any meeting of the shareholders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, the shareholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day, or from time to time, not exceeding ninety (90) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. Such adjournment and the reasons therefore shall be recorded in the minutes. At any such adjournment meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Proxies. Proxies must either (1) be in writing, signed by the shareholder himself or herself, or by his or her duly authorized attorney, or by his or her legal representative, or (2) be sent by electronic means or by telephone to the Corporation’s transfer agent or other proxy tabulator through a system that is designed to (i) enable the transfer agent or other proxy tabulator to verify that the transmission was authorized by the shareholder, and (ii) enable the recipient to retain, retrieve and reproduce the information sent by the shareholder. Unless specified therein that it is irrevocable, any proxy may be revoked at the pleasure of the person executing it (i) by a writing signed by the shareholder, his or her attorney or legal representative and filed with the transfer agent or other proxy tabulator or (ii) by notice given electronically or by telephone to the Corporation’s transfer agent or proxy tabulator. To be effective the grant of a proxy or the revocation of a proxy must be manually signed and filed with or delivered electronically or by telephone to the Secretary of the Corporation at or before the roll call of the meeting at which the same is to be used. No proxy shall be valid after the expiration of eleven (11) months from its date, unless the person executing it shall have specified therein the length of time for which such proxy is to continue in force. In the event that such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide.

ARTICLE III Directors

Section 1. Qualifications. The corporate powers, business and property of the Corporation shall be exercised, conducted and controlled by the Board of Directors. It shall not be necessary for a director to be a shareholder. The Corporation will take all reasonable efforts to comply with applicable requirements of the Securities and Exchange Commission, any self-regulatory organization having requirements applicable to the Corporation, and other applicable legal and regulatory requirements, including but not limited to the requirement that at least a majority of the members of the Board qualify as "independent directors" as such term is defined and described in the aforesaid requirements and as determined by the Board from time to time.

Section 2. Directors - Number; Classes. The Board of Directors shall consist of not less than eleven (11) nor more than thirty-two (32) members, the exact number to be set from time to time by the Board. Commencing with the annual meeting of shareholders in 1979, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. At the annual meeting of shareholders in 1979, directors of the first class (Class I) shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, directors of the second class (Class II) shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders subsequent to the annual meeting of shareholders in 1979, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Nominees for election shall be selected and approved by the Corporate Governance & Nominating Committee, and shall be presented to the Board of Directors for nomination for election by the shareholders at each respective annual meeting of shareholders. Any increase or decrease in the authorized number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. If it shall happen at any time that the election of directors shall not be held on the day designated by the By-Laws of the Corporation, such election may be held on any other day at a special meeting of the shareholders called and held for that purpose.

Pursuant to the Corporate Governance & Nominating Committee Charter, nominees for election shall be selected and approved by the Corporate Governance & Nominating Committee. The Committee will consider any director candidates recommended by shareholders in accordance with applicable laws and regulations, or as provided below. Shareholders may nominate director candidates by writing to the Committee and providing the candidate’s name, biographical data and qualifications. The Corporation’s policy regarding procedures to be followed by shareholders in submitting such recommendations shall be disclosed in the Corporation’s annual proxy statement.

Section 3. Election of Directors; Terms; Removals; Vacancies. If at any meeting of shareholders, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election. Each director shall hold office for the term for which he/she is elected in accordance with these By-Laws, and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal. The entire Board or any one or more directors may be removed with or without cause if (1) at a meeting specially called for the purpose of removing directors, the holders of at least two-thirds of the outstanding shares of stock then entitled to vote in elections of directors shall vote for such removal, and (2) as to any director, the number of shares voted against removal would not be sufficient to elect him if then cumulatively voted in an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. If the office of any director is vacant by reason of death, resignation, removal or increase in the number of authorized directors due to amendment of the By-Laws, the Corporate Governance & Nominating Committee may select and approve, and a majority of the other directors (though less than a quorum) may appoint, a director to fill the vacancy until a successor shall have been duly elected at a shareholders meeting, which election shall be not later than the next regularly scheduled annual meeting of the shareholders. Any successor so elected at a shareholders meeting shall be elected for a term that shall expire on the same date as the term of his predecessor would have expired.

Section 4. Annual Meeting. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the same day as the annual meeting of the shareholders, following the final adjournment of the annual meeting of shareholders on that day. In the event the annual meeting of shareholders is continued, recessed or adjourned from day to day, or from time to time, then in such event the annual meeting of the directors shall be held immediately following the final adjournment of the annual meeting of shareholders. If for any reason such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter held.

Section 5. Regular Meetings Other Than Annual Meetings. Regular meetings of the directors may be held at such time and place as shall be determined from time to time by resolution of the Board of Directors. After the time and place of such regular meeting shall have been so determined, no notice of such regular meeting need be given. Independent directors shall convene regularly scheduled executive sessions at least twice per year in conjunction with regularly scheduled Board meetings and/or at such other times and places as deemed necessary by such independent directors or as required by applicable rules and regulations.

Section 6. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called by the Secretary of the Corporation at the written request of the Chairman of the Board, the Vice-Chairman of the Board, the President or at the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 7. Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board of Directors. Notice of any change in the place of holding any regular meeting, or of any adjournment of a regular meeting to reconvene at a different place, shall be given by mail, courier, telephone, confirmed facsimile transmission, electronic mail or other means of electronic transmission to the address, number, e-mail account or other reference supplied by such director for the purpose of receiving such communication, not less than forty-eight (48) hours before such meeting, to all directors who were absent at the time such action was taken. The Secretary of the Corporation shall give notice of all special meetings of the directors by delivering to each director in person not later than the day prior to the meeting, or as to any such director not so personally notified by mailing to him, a written or printed notice of such meeting, postage prepaid, or by telegraph, confirmed facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communication, or by messenger delivery to each such director, at his last known address, so that in the ordinary course of the method of delivery it would reach such director at least on the day prior to the meeting. The business transacted at all special meetings of directors shall be confined to the subjects stated in the notice and to matters germane thereto, unless all directors of the Corporation are present at such meeting and consent to the transaction of other business. Whenever any notice is required to be given to any director under any provisions of the By-Laws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Such waiver may be by signed facsimile transmission, telegram, or electronic transmission.

Section 8. Actions Without a Meeting. If all the directors, severally or collectively, consent in writing to any action to be taken by the directors, such consents shall have the same force and effect of a unanimous vote of the directors at a meeting duly held, in accordance with Section 351.340 of The General and Business Corporation Law of Missouri. The Secretary shall file such consents in the minute book of the Corporation.

Section 9. Quorum. A majority of the Board of Directors of the Corporation, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where otherwise provided by law or by the By-Laws of the Corporation.

Section 10. Adjournment. If at any meeting of the Board of Directors a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time to any date until the next regular meeting, without notice other than verbal announcement at the meeting and adjournments thereof, until a quorum shall attend. Likewise, any meeting of directors at which a quorum is present may also be adjourned, in like manner and on like notice, for such time or upon such call as may be determined by vote of a majority of the directors there present. At any adjournment of any such meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Organization. The Chairman of the Board, and in his absence the Vice-Chairman of the Board or the President, and in the absence of all of them, a Chairman pro tem, chosen by the directors present, shall preside at each meeting of the directors and shall act as Chairman thereof. The Secretary or an Assistant Secretary, and in the absence of the Secretary or any Assistant Secretary, a Secretary pro tem, chosen by the directors present, shall act as Secretary of all meetings of the directors.

Section 12. Rules and Regulations. The Board of Directors shall supervise all officers and agents and see that their duties are properly performed in accordance with the Corporation Code of Ethics. The Board of Directors may adopt such rules and regulations for the conduct of their meetings, the guidance of the officers and the management of the affairs of the Corporation as they deem proper, not inconsistent with law, the By-Laws of the Corporation, or the Corporation Code of Ethics and may, from time to time, determine the order of business at their meetings.

Section 13. Minutes and Statements. The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the shareholders.

Section 14. Powers of the Board. In addition to the power and authority conferred upon them by law, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law prohibited or limited, and which are not required or directed to be exercised or done by the shareholders.

Section 15. Compensation of Directors. The compensation to be paid to the directors of this Corporation for services at all regular or special meetings of the Board of Directors shall be determined from time to time by the Board of Directors, based upon the recommendations of the Compensation Committee (and in accordance with the Compensation Committee Charter); provided, that no such compensation shall be paid to any director who shall at the time be receiving a salary from this Corporation or any of its subsidiaries as an officer thereof.

Section 16. Removal of Directors. Any director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications (if any) for Board membership stated in the Articles of Incorporation or these By-Laws or shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

ARTICLE IV Committees

Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate an Executive Committee to consist of such Executive Officers of the Corporation and/or its subsidiaries as the Board shall determine. The members of the Executive Committee shall hold their office as such until the membership is changed by the Board of Directors. In making such new appointments the Board of Directors shall designate the Executive Officers said appointees are to succeed and the time they are respectively to serve on said Committee. The Executive Committee shall have the power to approve and execute all policies and strategies applicable to the Corporation and its subsidiaries, other than those for which the Board or a Board Committee has exclusive authority. The Executive Committee shall also have the power to act in lieu of the full Board between Board meetings with respect to all matters as to which the full Board could take action, other than acquisitions and dispositions of material portions of the Corporation’s assets, and other than changes in the compensation of any Corporation employee who has been identified as an individual for whom the Compensation Committee has been given exclusive authority to make compensation decisions. The Executive Committee shall report to, and obtain ratification of, the Board after taking any action for which the Board has authority and responsibility. The Executive Committee shall periodically meet with and/or interact with the Chairman of the Audit Committee, the Chairman of the Corporate Governance & Nominating Committee, and the Chairman of the Compensation Committee. A majority of the members of the Executive

Committee shall determine its action and shall fix the time and place of its meetings unless the Board of Directors shall otherwise provide. When regular meetings have been established no notice shall be required thereof and any and all business may be transacted thereat. Notices of special meetings shall be given in the same manner as is provided for special meetings of the Board of Directors. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting. A majority of the Executive Committee shall constitute a quorum. The Executive Committee shall keep regular minutes of its proceedings and shall report the same at the next succeeding meeting of the Board of Directors.

Section 2. Management Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate a Management Committee to consist of such officers, including significant Division heads and group and area leaders, of the Corporation and/or its subsidiaries as may be recommended by the Corporation CEO and appointed by the Board. The Corporation CEO and the CEO of UMB Bank, n.a. shall be ex officio members of the Management Committee. The Management Committee shall have and may exercise such powers as the Board of Directors shall provide by its resolution or in any Charter adopted by the Board of Directors with respect to such committee.

Section 3. Other Committees. The Board of Directors shall prepare and adopt Charters establishing, and setting forth the authority of, each of an Audit Committee, a Compensation Committee, and a Corporate Governance & Nominating Committee, and shall review and revise such Charters from time to time as necessary or appropriate. Each such Committee shall have the purposes, functions, goals, responsibilities and authority set forth in its respective Charter. Each such Charter shall also set out the criteria and qualifications for membership on such Committees. The Board of Directors may also, from time to time, designate such other committees as the Board may deem advisable, and may select or designate the manner of selecting any such committee. Each such committee shall have and may exercise such powers as the Board of Directors shall provide by its resolution or in any Charter adopted by the Board of Directors with respect to such committees.

Section 4. Compensation of Committee Members. The Board of Directors shall determine the compensation to be paid to Board committee members, based upon the recommendation of the Compensation Committee; provided that no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the Corporation or any of its subsidiaries as an officer thereof.

ARTICLE V Officers

Section 1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Chairmen of the Board, one or more Senior or Executive Vice Presidents, a Secretary, a Treasurer and such other executive officers as shall be designated by the Board of Directors, all of whom shall be chosen by the Board of Directors. The Chairman of the Board and the President shall be chosen from among the directors; any person may hold two or more offices, except the offices of Chairman of the Board and Secretary, or President and Secretary.

Section 2. Subordinate Officers. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may appoint such additional subordinate officers, including vice presidents and assistant officers, as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may deem necessary or advisable.

Section 3. Tenure of Office and Removal. The tenure of office of each of the executive officers of the Corporation, subject to prior removal, shall be until the close of the next annual meeting of the Directors following his election, and until the election of his successor. Any executive officer may be removed at any time prior to the expiration of his term by affirmative vote of the majority of the directors. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may remove any subordinate officer or assistant officer at any time. If the office of any officer of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or inability to act, the Board of Directors may, in every such case, choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors, but no longer than the unexpired portion of the term of the officer or agent whose place is vacant, and until his successor shall have been duly elected and qualified.

Section 4. Compensation. As provided in the Charter of the Compensation Committee and in accordance with applicable law or regulations, the Compensation Committee shall annually determine the compensation of the Corporation’s Chief Executive Officer. In addition, the Compensation Committee shall have the authority and responsibility of determining and adjusting, from time to time, the compensation of such top-level executive officers (other than the chief executive officer) of the Corporation and its subsidiaries as such Committee may designate from time to time. The Corporation’s Chief Executive Officer shall have authority to determine the compensation of other officers (excluding himself/herself and such top-level executive officers as may be designated by the Compensation Committee, as provided for above) and associates of the Corporation.

Section 5. Duties of the Officers. The Chairman of the Board, the Vice-Chairman of the Board, the President and the Vice-Presidents shall perform such duties as may from time to time be directed by the Board of Directors and have such powers as may from time to time be conferred upon them by the Board of Directors, except to the extent otherwise provided by law.

The Secretary shall attend all meetings of the shareholders of the Corporation, and the Board of Directors and standing committees. He shall act as the clerk or secretary thereof and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation’s seal. He shall have charge of the corporate records and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of shareholders and directors as required by law and the By-Laws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep full and accurate account of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner and for the purpose ordered by the Board of Directors, and shall render to the Board of Directors, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. And he shall perform such other duties as the Board of Directors may from time to time prescribe.

Any subordinate officers and assistant officers appointed by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President shall perform such duties as may from time to time be directed by the Board of Directors or the officer who appointed them and any such subordinate officer or assistant officer shall have such powers as may from time to time be conferred upon them by the Board of Directors or the officer who appointed them, except to the extent otherwise provided by law.

Section 6. Officers' Bonds. The Board of Directors may require any officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the Corporation in case of death, resignation or removal from office of such officer or officers, of all books, papers, vouchers, money and other property of whatever kind in their possession, belonging to the Corporation.

ARTICLE VI Agents and Attorneys

The Chairman of the Board, the Vice-Chairman of the Board and the President or any one of them, may appoint such agents, attorneys and attorneys-in-fact of the Corporation as any one of them may deem proper, and any one of them may, by written power of attorney, authorize such agents, attorneys, or attorneys-in-fact, to represent the Corporation and for it and in its name, place and stead, and for its use and benefit to transact any and all business, to the extent authorized, which said Corporation is authorized to transact or do by its Articles of Incorporation, and in its name, place and stead, and as its corporate act and deed, to sign, acknowledge and execute any and all contracts and instruments, in writing, necessary or convenient in the transaction of such business as fully to all intents and purposes as said Corporation might or could do if it acted by and through its regularly elected and qualified officers.

ARTICLE VII

Certificate of Stock, Uncertificated Shares and Transfers

Section 1. Issuance. Shares of capital stock of the Corporation may be certificated or uncertificated. Except as provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical. Each shareholder of the Corporation shall be entitled to have a certificate or certificates, certifying the number of shares of stock of the Corporation owned by him. The certificates of stock shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the

Chairman or the President, and the Secretary or an Assistant Secretary, having affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed, and express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued. Any of or all of the signatures may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue. Each shareholder of the Corporation whose shares are uncertificated shall be entitled to receive a statement of holdings as evidence of share ownership.

Section 2. Transfer of Stock. Shares of stock shall be transferable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books by an entry showing from and to whom transferred and, (i) if the stock is certificated, the transfer shall not be valid until the old certificate is surrendered for cancellation, duly endorsed or accompanied by proper evidence of succession, assignation or transfer, and cancellation of the certificate representing the same or (ii) if the stock is uncertificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares.

Section 3. Old Certificate to be Canceled. No new certificate or uncertificated shares shall be issued in place of previously issued certificates until the former certificate or certificates for the shares represented thereby shall have been surrendered to and canceled by the Secretary, by writing across the face thereof the word "Canceled" with the date of cancellation; in case any certificate shall be claimed to be lost or destroyed, no new or duplicate certificate shall be issued for the shares represented thereby and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation.

Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise required by the Corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 5. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

Section 6. Closing of Stock Transfer Books - Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case such shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

ARTICLE VIII

Seal

The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "UMB Financial Corporation - Missouri", and elsewhere thereon shall bear the words "Corporate Seal". The corporate seal may be affixed by impression or may be facsimile, engraved or printed.

ARTICLE IX Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors. Absent action by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

Section 2. Failure or Refusal to Give Notice Upon Request. If the Secretary, upon written request by the proper party or parties as permitted and provided in these By-Laws, shall fail or refuse to give any notice which he is required to give in accordance with the provisions hereof, the party or parties entitled to require that such notice be given may sign and issue a notice of the character and in the manner herein provided and setting forth in such notice the fact of such failure or refusal on the part of the Secretary to give the notice as requested; and such notice so signed and issued shall have the same force and effect as though signed and issued by the Secretary of the Corporation.

Section 3. Checks, Drafts, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that the Board of Directors may authorize the use of facsimile signatures of such officers and upon such terms and subject to such conditions as the Board of Directors may determine.

Section 4. Indemnification of Directors and Officers.

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries (a subsidiary is defined as another corporation included in a controlled group of corporations of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. However, no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, that the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as may otherwise be provided in the Corporation’s By-Laws, any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

4. Except as provided in Section 5, indemnification of anyone under Sections 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred:

a. In an administrative proceeding or action instituted by a bank regulatory agency to the extent that such indemnification would constitute a "prohibited indemnification payment" (as such term is defined under applicable provisions of the Federal Deposit Insurance Act and regulations thereunder, as amended from time to time) except under circumstances specifically permitted by such Act and regulations, or that would otherwise constitute an indemnification payment that is prohibited by applicable provisions of law or regulations, or

b. Unless he or she notifies the Corporation in writing of the threatened, pending or completed action, suit, proceeding or investigation promptly on becoming aware thereof and, before incurring expense of any kind therein or in connection therewith, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent him or her in, and to otherwise counsel him or her in connection with, any such action, suit, proceeding or investigation, or

c. For or with respect to any amount paid to settle a claim asserted or action, suit or proceeding brought or threatened against him or her unless the Corporation's board of directors (1) approved the amount of such settlement as (A) reasonable and (b) not affecting the institution’s safety and soundness, or (2) could not, by reason of the action, intervention or threat of a court, government agency or instrumentality, act with complete independence and free of circumscription in relation to the subject matter, or

d. For or with respect to any claim made against him or her for an accounting of profits made from the purchase or sale by him or her of securities of the Corporation within the meaning of Section 16b of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any statutory law or common law, or

e. In connection with any action, suit or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation.

6. The right to indemnification of officers and directors shall include the right, to the extent permissible under applicable provisions of law and regulations, to be paid by the Corporation reasonable expenses, including attorney's fees (but not including any retainers or pre-payments of fees, unless such retainers or pre-payments are approved by the Board), incurred in defending any such action, suit or proceeding, in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only:

a. upon delivery to the Corporation of a written agreement, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal or by the board of directors, that (1) such person is not entitled to be indemnified under this Section or otherwise or (2) that such director or officer is assessed a civil money penalty imposed by a bank regulatory agency, is removed or prohibited from banking or is required under a final order to cease an action or take an affirmative action by a bank regulatory agency, and

b. until such time as the Board of Directors has made a final determination regarding indemnification under paragraph 4 above. If the Board of Directors’ final determination is that indemnification is not proper, then further advancement of expenses, including attorney’s fees, will immediately cease. If however the Board of Directors’ final determination is that indemnification is proper, then indemnification of expenses, including attorney’s fees, will continue.

7.	Right of Claimant to Bring Suit.

	a.	If the claim of an officer or director for indemnification payments due to him/her under the provisions of these By Laws is not paid in full by the Corporation within thirty days after a written claim therefore has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

	b.	Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the By Laws or applicable provisions of law, provided that such insurance shall not provide coverage inconsistent with that permitted by applicable statutes, rules and regulations.

9. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

10. The right to be indemnified or to the reimbursement or advancement of expenses of officers and directors pursuant hereto:

a. is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer,

b. is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and,

c. shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 5. Amendments to By-Laws. The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of this Corporation from time to time.